Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 5, 2026 relating to the financial statements of Pattern Group Inc., appearing in the Annual Report on Form 10-K of Pattern Group Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Salt Lake City, Utah
June 15, 2026